Exhibitb 99.2

FOR IMMEDIATE RELEASE

Streamline Health® Announces Strategic Alignment and Closing of Registered Direct Offering of Common Stock

●	The Company closed the previously announced registered direct offering of common stock for gross proceeds of approximately $8.3 million; more than 30% was raised from insiders
●	Ben Stilwill appointed President, Streamline Health Solutions, Jawad Shaikh appointed Chief Strategy Officer, Streamline Health Solutions, Amy Sebero appointed Chief Growth Officer, Streamline Health
●	The Company anticipates exiting fiscal 2022 with $17 million of booked SaaS ACV, and exiting fiscal 2023 with $30 million of booked SaaS ACV

Atlanta, GA – October 27, 2022 – Streamline Health Solutions, Inc. (“Streamline,” “Streamline Health,” or the “Company”) (Nasdaq: STRM), a leading provider of solutions that enable healthcare providers to proactively address revenue leakage and improve financial performance, today announced a strategic alignment of its business and the closing of its previously announced registered direct offering of common stock.

Strategic Alignment

The Company has consolidated its eValuator and Avelead businesses into one organization. The Company believes the alignment will accelerate progress within its innovation and service functions. The eValuator and Avelead software solutions share a common call point; as a result, the Company expects this alignment will enhance growth and profitability over the long term.

Effective immediately, Ben Stilwill has been appointed President, Streamline Health; Jawad Shaikh has been appointed Chief Strategy Officer, Streamline Health and Amy Sebero has been appointed Chief Growth Officer, Streamline Health.

Ben Stilwill has most recently served as CEO, eValuator Solutions and, prior to that, as Streamline’s Senior Vice President of Customer Success. Ben was instrumental in developing a world class client success organization within eValuator focused on maintaining key client relationships and establishing a portfolio of referenceable accounts. Mr. Stilwill joined Streamline in 2013 as a senior financial analyst and has held various roles in finance, infrastructure and sales. Prior to joining Streamline Health, Mr. Stilwill was an analyst in BMO Capital Markets M&A practice. Mr. Stilwill holds an Executive MBA from Villanova University and a bachelor’s degree in economics from DePauw University.

“I am thrilled to continue to lead and evolve the culture of excellence we have developed at Streamline. Our team is focused on helping our country’s health systems get paid for the care they provide by optimizing revenue integrity prior to billing. These moves help us further pursue that mission.” stated Ben Stilwill, President, Streamline Health.

Jawad Shaikh was previously CEO, Avelead Solutions, which he cofounded in 2014. Jawad was also the founder and senior partner of Accision Health, a Health IT service and consulting firm, from 2000-2010 prior to its merger with Parallon Technology Solutions. Jawad’s vision for delivering solutions in the form of healthcare technology-specific services and customized healthcare software offerings has delivered results for clients nationally.

“I am excited to have the opportunity to work with the entire Streamline Health team to help our health system clients put an end to lost revenue.” Said Jawad Shaikh, Chief Strategy Officer, Streamline Health.

Amy Sebero has more than four decades of healthcare experience and has been the Chief Growth Officer of eValuator since March of 2022. Prior to joining Streamline, Amy was nThrive’s Chief Client Officer and Chief Growth Officer, managing relationships with over 900 health systems, including 37 of the 40 largest healthcare providers in the U.S. She was with nThrive for more than 28 years. Prior to joining nThrive, Ms. Sebero spent 10 years as a CPA in healthcare auditing and consulting at Ernst & Young. Ms. Sebero holds a bachelor’s degree in accounting from the University of North Florida.

“My career has been dedicated to improving the financial well-being of healthcare organizations, allowing them to better serve their patients and communities. I believe the solutions we offer at Streamline have significant value for any health system and I am thrilled to lead our combined growth function.” Said Amy Sebero, Chief Growth Officer, Streamline Health.

“I am thrilled to work with Ben to lead our organization in providing world class solutions to our clients.” Commented Tee Green, Chief Executive Officer, Streamline Health Solutions. “Thanks to the execution of this strategic alignment, we continue to expect to achieve cash generation during the second half of fiscal 2023, while continuing to make strides within each of innovation, service and growth.”

As a result of the consolidation of the eValuator and Avelead businesses, the Company expects to realize approximately $1.5 million of annualized cost savings as of November 1, 2022; with an additional $1.5 million of annualized cost savings to be realized through future actions executed throughout fiscal 2023. More than 10% of these cost savings are expected to be attributable to salary reductions from the Company’s executive management. Streamline maintained its previous expectation to exit fiscal 2022 with $17.0 million of Booked SaaS ACV and announced that it expects to exit fiscal 2023 with $30.0 million of Booked SaaS ACV.

Stock Offering

The Company also announced that it had closed its previously announced registered direct offering to sell a total of 6,299,989 shares of common stock to certain investors at a purchase price of $1.32 per share, which represents the closing price on The NASDAQ Capital Market on October 24, 2022. The offering was made without an underwriter or placement agent.

The gross proceeds to Streamline from the offering totaled approximately $8.3 million. Streamline intends to use the proceeds from the offering for general corporate purposes. More than 30% of the offering was raised from insiders, including each member of the company’s board of directors and key members of the company’s management team.

Chad Nelson, Managing Partner at Invenire Capital, commented, “Streamline’s ability to execute is evidenced by rapid bookings growth throughout fiscal 2022. We are confident in the value the Company’s solutions provide to health systems and the talented team at the Company; our investment reflects our belief in Streamline’s long-term potential.”

The shares described above were offered by Streamline pursuant to a shelf registration statement on Form S-3 previously filed with and subsequently declared effective by the Securities and Exchange Commission (“SEC”) on September 13, 2022. The prospectus supplement and accompanying base prospectus relating to the offering were filed with the SEC and are available on the SEC’s website at www.sec.gov. Alternatively, a copy of the prospectus supplement and accompanying prospectus may be obtained from the Company at: Streamline Health Solutions, Inc., Attention: Corporate Secretary, 2400 Old Milton Pkwy, P.O. Box 1353, Alpharetta, GA 30009, or by telephone at (888) 997-8732.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This document may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding, but not limited to, the anticipated closing of the offering and Streamline’s expected uses of the proceeds from the offering. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “should,” “expect,” “anticipate,” “estimate,” “continue” or comparable terminology. Forward-looking statements involve risks and uncertainties that could cause actual results or developments to differ materially from those indicated due to a number of factors affecting Streamline’s operations, markets, products and services. Streamline identifies the principal risks and uncertainties that impact its performance in its public reports filed with the SEC, including the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition” sections of Streamline’s most recent Annual Report on Form 10-K, as may be supplemented or amended by Streamline’s subsequent Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date on which they are made and Streamline undertakes no obligation to publicly release the results of any revision to such forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by applicable law.

About Streamline Health

Streamline Health Solutions, Inc. (Nasdaq: STRM) enables healthcare organizations to proactively address revenue leakage and improve financial performance. We deliver integrated solutions, technology-enabled services and analytics that drive compliant revenue leading to improved financial performance across the enterprise. For more information, visit https://streamlinehealth.net/.

Company Contact

Media:

David Kosloski

Vice President, Marketing and Communications

651.308.1395

david.kosloski@streamlineheath.net

Investors:

Jacob Goldberger

Director, Investor Relations and FP&A

303-887-9625

Jacob.goldberger@streamlinehealth.net